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                                                                   Exhibit 10.73



                    AMENDED AND RESTATED SEVERANCE AGREEMENT


        THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement") is made and entered into effective as of January 7, 1998, by and between KEVIN KINSELLA (the "Employee"), Arris Pharmaceutical Corporation, a Delaware corporation (the "Parent") and SEQUANA THERAPEUTICS, INC., a California corporation (the "Company").

                                    RECITALS

        A. The Company and the Employee are parties to that certain Severance Agreement dated as of October 31, 1997 (the "Severance Agreement").

        B. Employee is a key executive, director and significant shareholder of the Company. Parent, Beagle Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of November 2, 1997 (the "Reorganization Agreement") providing for the acquisition by Parent of the Company pursuant to a merger of Merger Sub with and into the Company (the "Merger"). Employee has agreed not to compete with the Company and Parent in the manner and to the extent herein set forth and the Company has agreed to enter into a consulting agreement with Employee (the "Consulting Agreement"). Employee is entering into this Amendment as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Employee as a shareholder of the Company, and in consideration of the Consulting Agreement.

        C. The parties hereto desire to amend the Severance Agreement as restated herein.

                                    AGREEMENT

        In consideration of the mutual covenants herein, the parties agree as follows:

        1. EMPLOYMENT RELATIONSHIP. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination.

        2.      SEVERANCE BENEFITS FOLLOWING A CHANGE OF CONTROL.

                (a) VOLUNTARY OR INVOLUNTARY TERMINATION. If the Employee's employment terminates either voluntarily or involuntarily after a Change in Control, then the Employee shall be entitled to receive severance pay in an amount equal to $528,818, to be received no later than 60 days after the date of consummation of the Change in Control event.

                (b) BENEFITS. If Employee is entitled to severance pay as provided in Section 2(a) above, then the Company shall maintain Employee's medical, dental and vision benefits,


                                      1.
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either on the same or substantially equivalent terms and conditions as if
Employee had continued to render services as an employee of the Company, for a period ending on the date eighteen months following the date of severance, provided that such obligation shall sooner terminate on the date Employee shall be entitled to receive substantially similar benefits from another employer, but the Company shall not maintain life or accidental dismemberment insurance for Employee, except that Employee's long term disability coverage with Provident Life and Accident, policy no. 835622 shall be maintained by the Company for the period ending 24 months after the date of severance, or until the aggregate cost of maintaining such coverage reaches $10,000, whichever is earlier.

                (c) For purposes of this Agreement, "Cause" shall mean the discharge resulting from a determination by the Board of Directors of the Company that the Employee

                        (i) has been convicted of a misdemeanor or felony involving dishonesty, fraud, theft or embezzlement or any other felony, or other crime or offense involving money or property of the Company (in any case in an amount or at a value in excess of $1,000);

                        (ii) has failed or refused in any material respect, to follow reasonable written policies or directives established by the Board of Directors, or

                        (iii) has willfully and persistently failed or refused to attend to material duties or obligations of employment if such failure or refusal has continued for at least ten (10) days after the Employee's receipt of notice from the Company specifying the failure or refusal.

        3. DEFINITION OF CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                (a) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

                (b) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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        4.      LIMITATION ON PAYMENTS.

                (a) In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 4 would be subject to the excise tax imposed by Section 4999 of the Code, then the severance compensation under Section 2 shall occur either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance compensation being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

                (b) Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

        5. CERTAIN BUSINESS COMBINATIONS. In the event it is determined by the Board, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of any Section or subsection of this Agreement, upon a Change of Control, would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be null and void, but only if the absence of enforcement of such Section would preserve the pooling treatment. For purposes of this Section 5, the Board's determination shall only require the approval of a majority of the disinterested Board members.

        6.      NONCOMPETITION.

                (a) Until the date two years after the date of severance, Employee shall not, without first obtaining the prior written approval of the Company, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any other capacity, engage in, become financially interested in or be employed by any other person, corporation, firm, partnership or other entity which is known by Employee to be engaged in any research and/or development activities on programs which compete with those of the Company, the Company's subsidiaries, or Parent in existence at the time of such severance, those programs listed on Appendix A attached hereto (a "Competitor"), provided, however, that


                                       3.
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(i) anything above to the contrary notwithstanding, Employee may own, as a passive investor, securities of any Competitor, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation; (ii) Employee's involvement with Avalon Partners shall not be deemed to violate this provision based on any current investments owned by Avalon Partners; and (iii) Employee may become a member or partner in a bona fide venture capital investment entity owning, as a non-controlling investment, debt or equity in a Competitor, so long as Employee does not, in his capacity as such member or partner, actively participate in the management of such investment or Competitor or contribute any services to such Competitor.

                (b) Employee acknowledges that the promises and restrictive covenants he is providing in this Amendment are reasonable and necessary to Parent's protection of its legitimate interests in its acquisition of the Company pursuant to the Reorganization Agreement, including but not limited to the Company's goodwill. Employee further acknowledges that by virtue of his position with the Company he has developed considerable expertise in the business operations of the Company and that his services are deemed special, unique, and extraordinary, and that he has had access to, and will under the Consulting Agreement continue to have access to, confidential business information. Employee recognizes that this information will have commercial value in the business in which Parent is engaged and therefore that Parent and Merger Sub would be irreparably damaged, and their substantial investment in the Company materially impaired, if Employee were to enter into an activity competing or interfering with the Company's or Parent's business in violation of the terms of this Agreement or if Employee were to disclose or make unauthorized use of any confidential information concerning the business of the Company. Accordingly, Employee expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Employee in all respects and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Employee of any of the provisions of this Amendment.

        7. NONINTERFERENCE. Until the date two years after the date of severance, Employee agrees not to (i) directly or indirectly solicit, induce, recruit or encourage any of the Company's or Parent's employees or exclusive consultants to leave their employment, or take away such employees or exclusive consultants, or attempt to solicit, induce recruit, encourage or take away employees or exclusive consultants of the Company, either for the benefit or Employee or an entity affiliated in any way with Employee, or for any other person or entity; or (ii) induce or attempt to induce any key supplier or corporate partner of Parent, the Company or any subsidiary of Parent or the Company to terminate or materially and adversely modify its relationship with, Parent, the Company, or any subsidiary of Parent or the Company. Nothing herein shall preclude Employee from engaging in recruitment efforts directed to the public or relevant labor market generally.

        8. FORGIVENESS OF LOAN. Upon the Closing of a Change of Control, the Company shall forgive all principal and outstanding interest owed by the Employee pursuant to a loan provided to the Employee by the Company as evidenced by the promissory note in the face amount of $187,500 dated March 1, 1995.


                                       4.
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        9.      SUCCESSORS.

                (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any , successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section 8.a. or which becomes bound by the terms of this Agreement by operation of law.

                (b) EMPLOYEE'S SUCCESSORS. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

        10. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        11.     MISCELLANEOUS PROVISIONS.

                (a) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                (b) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                (d) SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment,


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but this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                (e) ARBITRATION. Any dispute or controversy arising out of, relating to or in connection with this Agreement shall be settled exclusively by binding arbitration in San Francisco, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company and the Employee shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses, Punitive damages shall not be awarded.

                (f) NO ASSIGNMENT OF BENEFITS. The fights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 8.f. shall be void.

                (g) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

                (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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        IN WITNESS WHEREOF, each of the parties has executed this Amended and
Restated Severance Agreement, in the case of the Company and Parent, by a duly authorized officer, as of the day and year first above written.

COMPANY:                               SEQUANA THERAPEUTICS, INC.


                                       By: /s/  John P. Walker
                                           -------------------------------------

                                       Title: Chairman



EMPLOYEE:                              /s/  Kevin Kinsella
                                       -----------------------------------------
                                       KEVIN KINSELLA


PARENT:                                ARRIS PHARMACEUTICAL CORPORATION


                                       By: /s/  Fred Ruegsegger
                                       -----------------------------------------
                                       Title: Senior Vice President and
                                              Chief Financial Officer
                                              ----------------------------------


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                                   APPENDIX A
                           LIST OF RESTRICTED PROGRAMS


1) Gene identification programs for the following genes:

   a)  type II diabetes
   b)  asthma
   c)  osteoporosis
   d)  obesity
   e)  schizophrenia
   f)  manic depression
   g)  bi-polar disorder
   h)  inflammatory bowel disease

2) Functional studies in:

   a)  IL-1 pathway
   b)  insulin signaling pathway
   c)  Alzheimer's disease

3) Protease inhibition programs for:

   a) serine proteases, including chymase, tryptease, thrombin, Factor Xa and Factor VIIa
   b)  cysteine proteases, including cathepsins B, K, L and S
   c) herpes virus proteases, including cytomegalovirus, herpes simplex virus and the herpes viruses known collectively as HHV

4) Receptor programs in human growth hormone and erythropoietin


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